Filed pursuant to Rule 424(b)(5)
Registration No. 333-297016

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 25, 2026)

ReTo Eco-Solutions, Inc.

$38,160,000 of

Class A Shares

We are offering up to $38,160,000 of Class A shares of no par value (“Class A Shares”), by this prospectus supplement and the accompanying prospectus, directly to Mapie Wind Limited, a British Virgin Islands exempted company (“Mapie”), in connection with the Securities Purchase Agreement that we entered into with Mapie on August 7, 2026 (the “Securities Purchase Agreement”). In accordance with the terms of the Securities Purchase Agreement, we may request Pre-Paid Purchases with an aggregate cash amount of up to $36,000,000 (the “Commitment Amount”) from Mapie over a two-year commitment period (each such purchase, a “Pre-Paid Purchase”). Each Pre-Paid Purchase will increase the Outstanding Pre-Paid Amount by 106% of the cash amount funded by Mapie, reflecting a 6% original issue discount, resulting in a maximum aggregate Outstanding Pre-Paid Amount of $38,160,000. At any time that there is an outstanding balance under the Pre-Paid Purchases, we may provide written notice (each, a “Settlement Notice”) electing that we issue and sell our Class A Shares to Mapie, which shall be offset against the amount outstanding under the Pre-Paid Purchases, at a price per share equal to the lower of (i) 50% of the closing price of the Class A Shares on the Nasdaq Capital Market on the date of the Securities Purchase Agreement and (ii) 50% of the lowest closing price of the Class A Shares on the Nasdaq Capital Market during the one hundred and eighty (180) trading days immediately preceding the date of the applicable Settlement Notice (the “Market Price”), but in no event shall the Market Price be less than $0.10 per share (the “Floor Price”). We shall, in each Settlement Notice, select the number of shares to be issued, in our sole discretion, provided that the aggregate price for such shares may not exceed the balance outstanding under the Pre-Paid Purchases or exceed other specified limits in the Securities Purchase Agreement. Interest shall accrue on the outstanding balance of each Pre-Paid Purchase at an annual rate of 7%, subject to an increase to 18% upon events of default described in the Securities Purchase Agreement. On or before the maturity date, which is two (2) years after the initial closing date (the “Maturity Date”), we are required to settle the entire outstanding balance through the issuance of Purchase Shares and/or make a cash prepayment at 120% of the outstanding balance being repaid. Concurrent with the entry into the Securities Purchase Agreement, we received an initial Pre-Paid Purchase of $3,498,000 (reflecting $3,300,000 in cash proceeds plus a $198,000 original issue discount) from Mapie under the Securities Purchase Agreement, all of which remains outstanding as of the date of this prospectus supplement.

Our Class A Shares are listed on the Nasdaq Capital Market under the symbol “RETO.” On June 10, 2026, the last reported sales price of our Class A Shares on The Nasdaq Capital Market was US$2.96 per share. As of June 24, 2026, there were 32,879,362 Class A Shares held by non-affiliates. Therefore, pursuant to General Instruction I.B.1. of Form F-3, the aggregate market value of our outstanding Class A Shares held by non-affiliates (also referred to as “public float”) was approximately $97,322,911.

Although we have been advised by Mapie, and Mapie represents in the applicable Securities Purchase Agreement, that it is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that each Investor may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our common stock by Mapie and any discounts, commissions or concessions received by Mapie may be deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by Mapie, see “Plan of Distribution” beginning on page S-8 of this prospectus supplement.

We have engaged Univest Securities, LLC to act as our exclusive placement agent in connection with this offering (the “Placement Agent”). The Placement Agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the placement agent fees and commissions set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We will bear all costs associated with the offering. See “Plan of Distribution” on page S-8 of this prospectus for more information regarding these arrangements.

In this prospectus, “we,” “us,” “our,” “our company,” the “Company,” or similar terms refer to ReTo Eco-Solutions, Inc. and its consolidated subsidiaries, unless the context otherwise indicates. ReTo is a business company incorporated in the British Virgin Islands (“BVI”). As a holding company with no material operations of its own, ReTo conducts substantially all of its operations through its subsidiaries established in the People’s Republic of China (the “PRC” or “China”). Investors in the Class A Shares should be aware that they may never directly hold equity interests in the Chinese operating entities, but rather are purchasing equity solely in ReTo, our BVI holding company, which does not directly own substantially all of our business in China conducted by our subsidiaries. Class A Shares registered under this prospectus are shares of our BVI holding company instead of shares of our subsidiaries in China. When used herein, the references to laws and regulations of “mainland China” are only to such laws and regulations of mainland China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau. “China” or the “PRC” refers to the People’s Republic of China and the term “Chinese” has a correlative meaning for the purpose of this prospectus supplement only.

As we conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, which risks could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or be worthless. The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry. None of our PRC subsidiaries currently operate in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Yuan Tai Law Offices, other than those requisite for a domestic company in mainland China to engage in the businesses similar to those of our PRC subsidiaries, none of our PRC subsidiaries is required to obtain any permission from Chinese authorities, including the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”), or any other governmental agency that is required to approve its current operations.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), effective on March 31, 2023, which requires the filing with the CSRC of the overseas offering and listing plans and the follow-on offering plans by PRC domestic companies under certain conditions, and the filing with the CSRC by their underwriters associated with such companies’ overseas securities offering and listing. The failure of the Company to submit the filing with CSRC timely may subject the Company to sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary in China, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Shares. “Risk Factors – Risks Relating to Doing Business in China – Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval.”

In addition, any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers or any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. The statements and regulatory actions by the PRC government regarding oversight of securities market, overseas offerings and listing of China-based companies, cybersecurity reviews, and anti-monopoly enforcement are official guidance and related implementation rules have not been issued. Thus, it is highly uncertain what potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. or other foreign exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. Any future Chinese, U.S., British Virgin Islands or other laws, rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business and results of operations. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our Annual Report on Form 20-F for the year ended December 31, 2025 (the “2025 Annual Report”), which is incorporated by reference into this prospectus, for a detailed description of various risks related to doing business in China and other information that should be considered before making a decision to purchase any of our securities.

The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020. According to the HFCAA, if the Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC shall prohibit our Class A Shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCAA. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020.

Furthermore, on December 16, 2021, the Public Company Accounting Oversight Board (the “PCAOB”) issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditor, YCM CPA INC. Our auditor is based in the U.S., registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which amended the HFCAA (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction.

These developments could add uncertainties to the trading of our securities, which could cause the market price of our Class A Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair investors’ ability to sell or purchase our Class A Shares when they wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Shares.

As a holding company, ReTo relies on dividends and other distributions on equity paid by its operating subsidiaries for cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses it may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with mainland China accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to ReTo. To date, there have not been any such dividends or other distributions from our PRC subsidiaries to our subsidiary located outside of China, ReTo or its shareholders outside of China. Furthermore, as of the date of this prospectus, neither ReTo nor any of its subsidiaries have ever paid dividends or made distributions to ReTo’s shareholders. ReTo is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on ReTo’s ability to make capital contributions to its PRC subsidiaries. However, our PRC subsidiaries may not procure loans which exceed the higher of (i) difference between their total investment amount as recorded in the Foreign Investment Comprehensive Management Information System and their respective registered capital and (ii) 3.5 times of their net worth. In the future, cash proceeds raised from overseas financing activities may continue to be transferred by ReTo to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. We intend to retain most, if not all, of our available funds and any future earnings for the development and growth of our business in China. We do not expect to pay dividends or distribute earnings in the foreseeable future.

For the fiscal year ended December 31, 2025, 2024, and 2023, funds equivalent to approximately $2.7 million, $29.4 million, and $0.1 million, respectively, were provided to ReTo’s PRC subsidiaries as shareholder loans, which were accounted as loan receivable from the respective PRC subsidiary. These funds have been used by the Company’s PRC subsidiaries for their operations.

We maintain bank accounts in China, including cash in Renminbi in the amount of approximately RMB347,000 and cash in USD in the amount of approximately US$0.2 million as of December 31, 2025. Funds are transferred between ReTo and its subsidiaries for their daily operation purposes. The transfer of funds between our PRC subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021, to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. As of the date of this prospectus, we have no cash management policies that dictate how funds are transferred between ReTo and its subsidiaries.

Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in mainland China or Hong Kong from leaving, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends.

Investing in our Class A Shares remains subject to our amended and restated memorandum and articles of association currently adopted, as amended or as amended and restated from time to time and the BVI Business Companies Act (As Revised) and involves substantial risk. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of certain risks and other factors that you should consider before purchasing our Class A Shares.

We have engaged Univest Securities, LLC (the “Placement Agent”) to act as the sole placement agent for the Securities Purchase Agreement. We have agreed to pay the Placement Agent a placement fee equal to 5% of the aggregate proceeds received from the Securities Purchase Agreement and non-accountable expense reimbursement, including the reasonable fees, costs and reimbursement of the Placement Agent’s reasonable travel and out-of-pocket expenses, including legal counsel fees and disbursements, not to exceed an aggregate of Fifty Thousand Dollars ($50,000).

Investing in our Class A Shares involves certain risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our Class A Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Placement Agent

Univest Securities, LLC

The date of this prospectus supplement is August 7, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell our Class A Shares having an aggregate offering price of up to $300,000,000 (subject to compliance with General Instruction I.B.5 of Form F-3). Under this prospectus supplement and accompanying prospectus, we may from time to time sell Class A Shares having an aggregate offering price of up to $38,160,000, at prices and on terms set forth in the Securities Purchase Agreement, between us and Mapie Wind Limited (“Mapie”) dated as of August 7, 2026 (the “Securities Purchase Agreement”).

This document is in two parts. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the Class A Shares that we are offering, we urge you to carefully read this prospectus supplement and all of the information contained in the documents incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless we indicate otherwise, all information in this prospectus reflects the following:

●	“Act” refers to the BVI Business Companies Act (As Revised);

●	“Beijing REIT” refers to Beijing REIT Technology Development Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Holdings (China) Limited prior to the December 2024 Divestiture (defined below);

●	“BVI” refers to the British Virgin Islands;

●	“China” or the “PRC” refers to the People’s Republic of China and the term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“Class A Shares” refers to Class A shares, no par value, of ReTo (defined below);

●	“Class B Shares” refers to Class B shares, with par value of US$0.01 each, of ReTo (defined below);

●	“Common share” refers to common shares issued in ReTo prior to the 2024 Share Redesignation (defined below);

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“December 2024 Divestiture” refers to the Company’s sale of all of its shares in REIT Holdings (China) Limited to a certain buyer on December 31, 2024;

●	“Dirong” refers to Shenzhen Dirong Century Big Data Technology Co., Ltd., a PRC limited liability company and 100% controlled by MMB HK;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“FINRA” refers to the Financial Industry Regulatory Authority, Inc.;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

●	“Honghe ReTo” refers to Honghe ReTo Ecological Technology Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of ReTo Hengda (defined below);

●	“JOBS Act” refers to the Jumpstart Our Business Startups Act, enacted in April 2012;

●	“M&A” refers to the Amended and Restated Memorandum and Articles of Association of ReTo currently in effect, as further amended and/or amended and restated from time to time;

●	“Macau” refers to the Macao Special Administrative Region of the PRC;

●	“MeinMalzeBier” or “MMB” refers to MeinMalzeBier Holdings Limited, a BVI business company, company number 2164603;

●	“Shenzhen MMB” refers to Shenzhen MeinMalzeBier Catering Management Co., Ltd., a PRC limited liability company and 100% controlled by MMB HK;

●	“MMB HK” refers to MeinMalze Bier Global Limited, a Hong Kong limited company and 100% controlled by MMB;

●	“mainland China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau;

●	“MOFCOM” refers to China’s Ministry of Commerce;

●	“New REIT” refers to New REIT International Co., Limited, a Hong Kong limited company and a wholly owned subsidiary of ReTo;

●	“PCAOB” refers to the Public Company Accounting Oversight Board of the United States;

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●	“PRC subsidiaries” refers to the Company’s subsidiaries that were incorporated in mainland China;

●	“REIT Equipment” refers to Beijing REIT Equipment Technology Co., Ltd. (formerly known as Beijing REIT Ecological Engineering Technology Co., Ltd. until August 9, 2023), a PRC limited liability company and a wholly owned subsidiary of ReTo Hengda (defined below);

●	“REIT Holdings” refers to REIT Holdings (China) Limited, a Hong Kong limited company and a wholly owned subsidiary of ReTo prior to the December 2024 Divestiture;

●	“REIT Ordos” Refers to REIT Ecological Technology Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Holdings prior to the December 2024 Divestiture;

●	“REIT Technology” refers to REIT Technology Development Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Holdings prior to the December 2024 Divestiture;

●	“Renminbi” or “RMB” refers to the legal currency of the People’s Republic of China;

●	“ReTo” refers to ReTo Eco-Solutions, Inc., a BVI business company (registered in the BVI with company number 1885527);

●	“ReTo Hengda” refers to Beijing ReTo Hengda Technology Co., Ltd. (formerly known as Sunoro Hengda (Beijing) Technology Co., Ltd. until April 8, 2025), a PRC limited liability company and a wholly owned subsidiary of Sunoro Holdings (defined below);

●	“ReTo Hengye” refers to Beijing ReTo Hengye Technology Co., Ltd. (formerly known as Senrui Bochuang (Beijing) Technology Co., Ltd. until April 10, 2025), a PRC limited liability company and a wholly owned subsidiary of ReTo Hengda;

●	“ReTo Global” refers to ReTo Global Holdings, a BVI business company, company number 2183423, and a wholly owned subsidiary of ReTo;

●	“SAFE” refers to China’s State Administration of Foreign Exchange;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“Shares” refers to Class A Shares and Class B Shares, collectively;

●	“Sunoro Holdings” refers to Sunoro Holdings Limited, a Hong Kong limited company and a wholly owned subsidiary of ReTo;

●	“U.S. dollars,” “US$” and “$” refer to the legal currency of the United States;

●	“We,” “us,” “our,” or the “Company” refers to ReTo Eco-Solutions, Inc. and its subsidiaries, unless the context requires otherwise; and

●	“Zhangjiakou ReTo” refers to Zhangjiakou ReTo Intelligent Equipment Manufacturing Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Equipment.

S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. Forward-looking statements may involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	the potential impact on our business of the economic, political and social conditions of the PRC;

●	any changes in the laws, regulations or rules of the PRC or local province that may affect our operations;

●	our ability to operate as a going concern;

●	the liquidity of our securities;

●	inflation and fluctuations in foreign currency exchange rates;

●	our projections for our return on investment in client projects;

●	the ability to navigate geographic market risks of our eco-friendly construction materials;

●	the ability to maintain a reserve for warranty or defective products or equipment and installation claims;

●	our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

●	our ability to maintain effective supply chain of raw materials and our products or equipment;

●	slowdown or contraction in industries in China in which we operate;

●	our ability to maintain or increase our market share in the competitive markets in which we do business;

●	our ability to diversify our product and service offerings and capture new market opportunities;

●	our estimates of expenses, capital requirements and needs for additional financing and our ability to fund our current and future operations;

S-v

●	the costs we may incur in the future from complying with current and future laws and regulations and the impact of any changes in the regulations on our operations; and

●	the loss of key members of our senior management.

You should read thoroughly this prospectus and the documents incorporated by reference or otherwise referred to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus and the documents incorporated by reference into this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors” elsewhere in this prospectus, “Risk Factors” in Item 3.D. to our 2025 Annual Report and incorporated by reference in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference, and the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that filed after the date hereof and incorporated by reference into this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated by reference or otherwise referred to in this prospectus, which we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

Investors in our securities are not purchasing an equity interest in our operating entities in mainland China but instead are purchasing an equity interest in a British Virgin Islands holding company.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the section of this prospectus supplement captioned “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual report for the year ended December 31, 2025 (the “2025 Annual Report”) and our other SEC reports.

Overview

We, through our operating subsidiaries in China, are engaged in the equipment used for the production of these eco-friendly construction materials. In addition, we provide consultation, design, project implementation and construction of urban ecological protection projects through our operating subsidiaries in China. We also provide parts, engineering support, consulting, technical advice and service, and other project-related solutions for our manufacturing equipment and environmental protection projects.

Due to China’s recent emphasis on environmental protection, we believe there is a unique opportunity to grow our company, which we expect will be driven by demand for our eco-friendly construction materials and equipment used to produce these materials as well as our project construction expertise. We believe our technological know-how, production capacity, reputation and offerings of products and services will enable us to seize this opportunity.

Our clients are located throughout mainland China, and internationally in the Middle East, Southeastern Asia, Africa, Europe and North America. We are actively pursuing additional clients for our products, equipment and projects, internationally in Bangladesh, North America and in additional provinces of China. We seek to establish long-term relationships with our clients by producing and delivering high-quality products and equipment and by providing technical support and consulting services after equipment is delivered and projects are completed.

Holding Company Structure

ReTo is a holding company incorporated as a business company in the British Virgin Islands (“BVI”) with no material operations of its own. We conduct substantially all of our operations through our subsidiaries established in mainland China. Our equity structure is a direct holding structure: ReTo, the BVI entity listed in the U.S., controls ReTo Hengda, and other PRC operating entities through Sunoro Holdings. See “Prospectus Summary — History and Development of the Company.”

We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our Class A Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in China.”

The PRC government’s significant discretion and authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of our securities to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in China – The PRC government’s significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time which could result in a material adverse change in our operation and/or the value of our Class A Shares.”

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and cause our Class A Shares to decrease in value or become worthless. See “Risk Factors — Risks Relating to Doing Business in China – There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.”

History and Development of the Company

Corporate History

ReTo is a BVI business company with limited liability, incorporated under the laws of the BVI on August 7, 2015 as a holding company to develop business opportunities in China.

In January 2016, REIT Holdings was incorporated as a Hong Kong limited liability company wholly owned by ReTo. Prior to the December 2024 Divestiture, REIT Holdings had been a holding company of multiple direct or indirect subsidiaries of ReTo in China, including but not limited to Beijing REIT, REIT Ordos, and REIT Technology.

In November 2017, ReTo completed its initial public offering (“IPO”) of 161 common shares at a public offering price of $11,000 per share. In connection with the IPO, the Company’s common shares began trading on the Nasdaq Capital Market beginning on November 29, 2017 under the symbol “RETO.”

In November 2022, Honghe ReTo was incorporated as a limited liability company in mainland China and a wholly-owned subsidiary of REIT Ordos at that time. In August 2023, ReTo Hengda was incorporated as a PRC limited liability company wholly owned by Sunoro Holdings. ReTo Hengda is a holding company with no operations. In August 2023, REIT Ordos transferred all of its equity interest of Honghe ReTo to ReTo Hengda for no consideration, after which ReTo Hengda became a 100% owner of Honghe ReTo’s equity interest.

In April 2023, ReTo entered into an instrument of transfer with the original shareholder of Sunoro Holdings for the acquisition of 100% of the equity interests in Sunoro Holdings, for a total consideration of HKD 1, after which ReTo became the 100% owner of Sunoro Holdings’ equity interest. Sunoro Holdings is a holding company with no operations.

In August 2023, REIT Ordos transferred all of its 100% equity interest of REIT Equipment to ReTo Hengda for no consideration, after which ReTo Hengda became a 100% owner of REIT Equipment’s equity interest. REIT Equipment is mainly engaged in the business of development and sales of ecological environment protection equipment and mining equipment.

In January 2024, New REIT International Co., Limited was incorporated as a Hong Kong limited liability company wholly owned by ReTo. New REIT International Co., Limited is a holding company with no operations.

In June 2024, ReTo Hengye was incorporated as a PRC limited liability company wholly owned by ReTo Hengda. ReTo Hengye is mainly engaged in the business of manufacturing, research, development and sales of smart craft beer machines.

In December 2024, ReTo sold all of its shares in REIT Holdings to a certain buyer for a purchase price of US$80,000, after which ReTo ceased to hold any interest in REIT Holdings and its subsidiaries.

In November 2025, Zhangjiakou ReTo Intelligent Equipment Manufacturing Co., Ltd. was established in China, which is a wholly-owned subsidiary of REIT Equipment. Starting from 2026, its business will mainly focus on the production of spare parts.

In February 2026, ReTo acquired a 51% equity interest in Seven Arrows Supply Chain Limited, a BVI business company, which is primarily engaged in the distribution and sales of craft beer, from a certain third-party individual for a total consideration of 2,167,500 Class A Shares, subject to adjustments.

Corporate Structure

The chart below summarizes our corporate structure as of the date of this prospectus:

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the Nasdaq Listing Rules, because REIT International will be able to exercise 97.60% of the aggregate voting power of our total issued and outstanding Shares. For so long as we are a “controlled company”, we are permitted to elect to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a “controlled company” could cause our Class A Shares to look less attractive to certain investors or otherwise harm the trading price of Class A Shares.

Corporate Information

Our principal executive offices in China are located at c/o Beijing REIT Technology Development Co., Ltd., X-702, Tower A, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China 100101. Our telephone number at this address is (+86) 10-64827328. Our registered agent in the BVI is Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. Investors should submit any inquiries to the address and telephone number of our principal executive offices.

Our principal website is www.retoeco.com. The information contained on this website is not a part of this prospectus.

THE OFFERING

Class A Shares offered by us	Class A Shares having an aggregate offering price of up to $38,160,000 at a price per share equal to the lower of: (i) 50% of the closing price of the Class A Shares on the Nasdaq Capital Market on the date of the Securities Purchase Agreement and (ii) 50% of the lowest closing price of the Class A Shares on the Nasdaq Capital Market during the one hundred and eighty (180) trading days immediately preceding the date of the applicable Settlement Notice (the “Market Price”), but in no event shall the Market Price be less than $0.10 per share (the “Floor Price”). The amount and timing of sales of Class A Shares offered hereby is at the sole discretion of Reto.

Class A Shares outstanding following the offering

Up to 61,896,090 shares, assuming the sale of 26,047,781 Class A Shares in this offering at an offering price of $1.465 per share, which was 50% of the last reported sale price of Class A Shares on the Nasdaq Capital Market on August 6, 2026 . The actual number of shares of Class A Shares issued will vary depending on the sale price under this offering.

Use of proceeds	We expect to use the net proceeds to fund the growth of our business, primarily working capital, and for general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement for more information.

The Nasdaq Capital Market symbol	“RETO”

Risk factors	Investing in our Class A Shares involves risks. See “Risk factors” beginning on page S-6 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our Class A Shares.

The number of Class A Shares to be outstanding after the offering is based on 35,848,309 shares of Class A Shares outstanding as of August 7, 2026.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and described under “Risk Factors” under the heading “Item 3. Key Information—D. Risk Factors” in the 2026 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Where You Can Find More Information” and “Incorporation of Information by Reference” of this prospectus.

Risks Related to this Offering

Substantial blocks of our Class A Shares may be sold into the market as a result of the Securities Purchase Agreement.

The price of our Class A Shares could decline and be volatile if there are substantial sales of our shares, if there is a large number of our Class A Shares available for sale, or if there is the perception that these sales could occur.

In accordance with the terms of the Securities Purchase Agreement we entered into with Mapie, we may request Pre-Paid Purchases of up to an aggregate of $38,160,000 from Mapie (each such payment, a “Pre-Paid Purchase”), and, at any time that there is an outstanding balance under such Pre-Paid Purchases, we may provide written notice electing that we issue and sell our Class A Shares to Mapie, which shall be offset against the amounts outstanding under the Pre-Paid Purchases. Any issuances of Class A Shares pursuant to the Securities Purchase Agreement to offset outstanding Pre-Paid Purchases will dilute the percentage ownership of shareholders and may dilute the per share projected earnings (if any) or book value of our Class A Shares. Sales of a substantial number of Class A Shares in the public market or other issuances of shares, or the perception that these sales or issuances could occur, could cause the market price of our Class A Shares to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

We have broad discretion over the use of our cash, cash equivalents and investments, including the net proceeds from the Securities Purchase Agreement, and may not use them effectively.

Our management has broad discretion in the use of our available cash, cash equivalents and investments, including the net proceeds, if any, from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Class A Shares to decline and delay the development of our product candidates. We may invest our available cash, cash equivalents and investments, including the net proceeds from this offering, pending their use in a manner that does not produce income or that loses value.

We do not anticipate paying any cash dividends on our share capital in the foreseeable future. Accordingly, shareholders must rely on capital appreciation, if any, for any return on their investment.

We have never declared or paid cash dividends on our share capital . We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our Class A Shares will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We may request Pre-Paid Purchases under the Securities Purchase Agreement with an aggregate cash amount of up to $36,000,000.00 (the “Commitment Amount”). Each Pre-Paid Purchase will increase the Outstanding Pre-Paid Amount by 106% of the cash amount funded by Mapie, reflecting a 6% original issue discount (the “Pre-Paid Purchase Credit”). Accordingly, the maximum aggregate Outstanding Pre-Paid Amount under the Securities Purchase Agreement is $38,160,000.00 (representing the Commitment Amount plus the Pre-Paid Purchase Credit). We initially received $3,300,000.00 in cash proceeds on the date hereof, with a Pre-Paid Purchase Credit of $198,000.00, resulting in an initial Outstanding Pre-Paid Amount of $3,498,000.00. At our sole discretion, we may request from Mapie additional Pre-Paid Purchases of up to an additional $32,700.000.00 in cash proceeds (resulting in up to $34,662,000.00 of additional Outstanding Pre-Paid Amount), before expenses, during the two-year Commitment Period.

We expect to use the net proceeds that we receive under the Securities Purchase Agreement to fund the growth of our business, primarily working capital, and for general corporate purposes.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory actions affecting our business, demand for our commercial products, technological advances and the competitive environment for our commercial products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or in cash or money market funds.

DIVIDEND POLICY

We have never declared nor paid cash dividends on our ordinary shares. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in respect of our Class A Shares in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on restrictions and other factors our board of directors may deem relevant. Investors should not purchase our Class A Shares with the expectation of receiving cash dividends.

DILUTION

If you invest in our Class A Shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay for your shares and the pro forma as adjusted net tangible book value per share of Class A Shares after giving effect to this offering.

Our historical net tangible book value as of December 31, 2025 was approximately $17.46 million, or $6.05per share. Our historical tangible book value is the amount of our total tangible assets less total liabilities. Historical net tangible book value per share represents our historical net tangible book value divided by the 2,887,189 shares of our total shares outstanding as of December 31, 2025.

After giving effect to the issuance and sale of our Class A Shares pursuant to this prospectus supplement and the accompanying prospectus in the aggregate amount of $36,000,000.00 at an assumed offering price of $2.75 per share, the last reported sale price of our Class A Shares on The Nasdaq Capital Market on July 30, 2026, and after deducting discounts to Mapie and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been approximately $51.57 million , or $3.23 per share. This represents an immediate decrease in pro forma net tangible book value of $2.82 per share to existing shareholders and accretion of $0.48 per share of pro forma as adjusted net tangible book value to new investors based on the assumed average sale price of $2.75 per share. The following table illustrates this dilution to the investors purchasing shares of Class A Shares in this offering:

Pro Forma
(US$)
Assumed offering price per Class A share	$2.75
Net tangible book value per both Class A share and Class B share as of December 31, 2025	6.05
Decrease in pro forma net tangible book value per Class A share attributable to new investors purchasing Class A shares in this offering	2.82
Pro forma net tangible book value per both Class A and Class B share after giving effect to this offering	3.23
Amount of accretion in net tangible book value per both Class A and Class B share to new investors in this offering	0.48

To the extent that we issue additional shares in the future, whether upon the exercise of outstanding warrants or options or otherwise, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

On August 7, 2026, we entered into the Securities Purchase Agreement with Mapie. The Securities Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, we may request Pre-Paid Purchases of up to an aggregate of $36,000,000.00 from Mapie over a two-year commitment period (the “Commitment Period”), which ends on the earliest of (i) two (2) years after the initial closing date, (ii) the date on which we have received aggregate cash payments equal to the Commitment Amount, or (iii) the termination of the Securities Purchase Agreement. Each Pre-Paid Purchase will increase the Outstanding Pre-Paid Amount by 106% of the cash amount funded by Mapie, reflecting a 6% original issue discount. At any time that there is an outstanding balance under the Pre-Paid Purchases, Reto may provide written notice electing that we issue Class A Shares to Mapie, which shall be offset against and reduce the amounts outstanding under the Pre-Paid Purchases, at a price per share equal to the lower of (i) 50% of the closing price of the Class A Shares on the Nasdaq Capital Market on the date of the Securities Purchase Agreement and (ii) 50% of the lowest closing price of the Class A Shares on the Nasdaq Capital Market during the one hundred and eighty (180) trading days immediately preceding the date of the applicable Settlement Notice, subject to a floor price of $0.10 per share. We shall, in each Settlement Notice, select the number of shares to be issued, in our sole discretion, provided that the aggregate price for such shares may not exceed the balance outstanding under the Pre-Paid Purchases or exceed other specified limits in the Securities Purchase Agreement. On or before the Maturity Date (which is two (2) years after the initial closing date), we are required to settle the entire outstanding balance through the issuance of Purchase Shares pursuant to one or more Settlement Notices and/or make a cash prepayment at 120% of the outstanding balance being repaid. We may voluntarily terminate the Securities Purchase Agreement upon fifteen (15) days’ prior written notice to Mapie, provided that the outstanding balance is zero and no Request or Settlement Notice is pending. Concurrent with the entry into the Securities Purchase Agreement, we received an initial Pre-Paid Purchase of $3,498,000.00 (reflecting $3,300,000.00 in cash proceeds plus a $198,000.00 original issue discount) from Mapie under the Securities Purchase Agreement, all of which remains outstanding as of the date of this prospectus supplement. Amounts offset by the issuance of Purchase Shares shall be applied first toward accrued and unpaid interest, if any, and then toward outstanding principal under the Pre-Paid Purchases.

Though we have been advised by Mapie, and Mapie represents in the applicable Securities Purchase Agreement, that it is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that each Investor may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the Securities Purchase Agreement to provide customary indemnification to Mapie. It is possible that our shares may be sold by Mapie in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account; or

●	a combination of any such methods of sale.

Mapie will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.

We have advised Mapie that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Mapie, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

These restrictions may affect the marketability of the shares of our Class A Shares by Mapie and any unaffiliated broker-dealer.

We have paid the expenses incident to the registration under the Securities Act of the offer and sale of Class A Shares covered by this prospectus supplement and the accompanying prospectus.

We have agreed to pay the Placement Agent a placement fee equal to 5% of the aggregate proceeds received from the Securities Purchase Agreement and non-accountable expense reimbursement, including the reasonable fees, costs and reimbursement of the Placement Agent’s reasonable travel and out-of-pocket expenses, including legal counsel fees and disbursements, not to exceed an aggregate of Fifty Thousand Dollars ($50,000). We also have agreed to indemnify the Placement Agent against certain liabilities, including civil liabilities under the Securities Act and the Exchange Act and to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Shares governed by BVI law, will be passed upon for us by Appleby. Certain legal matters as to PRC law will be passed upon for us by Yuan Tai Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of ReTo Eco-Solutions, Inc. appearing in our 2025 Annual Report for the years ended December 31, 2025 and 2024 have been audited by YCM CPA INC., an independent registered public accounting firms, as set forth in the reports thereon included therein and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. These documents are also available, free of charge, through the Investors & Media section of our website, which is located at www.investors.reinrx.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC with respect to the Class A Shares offered under this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities we are offering, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete documents, as applicable, to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website or our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

We incorporate by reference the documents listed below:

●	our 2025 Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on May 1, 2026;

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on March 4, 2026, May 7, 2026, May 13, 2026, May 14, 2026, May 20, 2026, June 3, 2026, June 5, 2026, June 12, 2026, and June 22, 2026 including all the exhibits thereto;

●	the description of the Company’s common shares contained in the Form 8-A, filed with the SEC on November 28, 2017, and any further amendment or report filed hereafter for the purpose of updating such description; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2025 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: ReTo Eco-Solutions, Inc. c/o Beijing REIT Technology Development Co., Ltd., X-702, Tower A, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China 100101, telephone number: (+86) 10-64827328.

PROSPECTUS

ReTo Eco-Solutions, Inc.

US$300,000,000

Class A Shares

Debt Securities

Warrants

Rights

Units

We may offer, issue and sell from time to time Class A shares of no par value (“Class A Shares”), debt securities, warrants, rights or units up to US$300,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may sell any combination of these securities in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our Class A Shares are listed on the Nasdaq Capital Market under the symbol “RETO.” On June 10, 2026, the last reported sales price of our Class A Shares on The Nasdaq Capital Market was US$2.96 per share. As of June 24, 2026, there were 32,879,362 Class A Shares held by non-affiliates. Therefore, pursuant to General Instruction I.B.1. of Form F-3, the aggregate market value of our outstanding Class A Shares held by non-affiliates (also referred to as “public float”) was approximately $97,322,911. Since our public float exceeds $75 million, this Registration Statement is filed pursuant to General Instruction I.B.1. of Form F-3, and the aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $300,000,000. In no event will we sell securities registered on this Registration Statement in a public primary offering for an aggregate offering amount exceeding one-third of our public float in any 12-month period if our public float falls below $75 million, calculated in accordance with General Instruction I.B.5 of Form F-3. During the 12 calendar months prior to and including the date of this prospectus, we have sold, pursuant to General Instruction I.B.5 of Form F-3, an aggregate offering amount of approximately $1,428,571.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

The principal executive offices of ReTo Eco-Solutions, Inc. (“ReTo”) are located at c/o Beijing REIT Technology Development Co., Ltd., X-702, Tower A, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China 100101, and its telephone number is (+86) 10-64827328. The registered office of ReTo Eco-Solutions, Inc. in the British Virgin Islands is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

In this prospectus, “we,” “us,” “our,” “our company,” the “Company,” or similar terms refer to ReTo Eco-Solutions, Inc. and its consolidated subsidiaries, unless the context otherwise indicates. ReTo is a business company incorporated in the British Virgin Islands (“BVI”). As a holding company with no material operations of its own, ReTo conducts substantially all of its operations through its subsidiaries established in the People’s Republic of China (the “PRC” or “China”). Investors in the Class A Shares should be aware that they may never directly hold equity interests in the Chinese operating entities, but rather are purchasing equity solely in ReTo, our BVI holding company, which does not directly own substantially all of our business in China conducted by our subsidiaries. Class A Shares registered under this prospectus are shares of our BVI holding company instead of shares of our subsidiaries in China. When used herein, the references to laws and regulations of “mainland China” are only to such laws and regulations of mainland China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau. “China” or the “PRC” refers to the People’s Republic of China and the term “Chinese” has a correlative meaning for the purpose of this prospectus only.

As we conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, which risks could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or be worthless. The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry. None of our PRC subsidiaries currently operate in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Yuan Tai Law Offices, other than those requisite for a domestic company in mainland China to engage in the businesses similar to those of our PRC subsidiaries, none of our PRC subsidiaries is required to obtain any permission from Chinese authorities, including the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”), or any other governmental agency that is required to approve its current operations.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), effective on March 31, 2023, which requires the filing with the CSRC of the overseas offering and listing plans and the follow-on offering plans by PRC domestic companies under certain conditions, and the filing with the CSRC by their underwriters associated with such companies’ overseas securities offering and listing. The failure of the Company to submit the filing with CSRC timely may subject the Company to sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary in China, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Shares. “Risk Factors – Risks Relating to Doing Business in China – Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval.”

In addition, any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers or any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. The statements and regulatory actions by the PRC government regarding oversight of securities market, overseas offerings and listing of China-based companies, cybersecurity reviews, and anti-monopoly enforcement are official guidance and related implementation rules have not been issued. Thus, it is highly uncertain what potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. or other foreign exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. Any future Chinese, U.S., British Virgin Islands or other laws, rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business and results of operations. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our Annual Report on Form 20-F for the year ended December 31, 2025 (the “2025 Annual Report”), which is incorporated by reference into this prospectus, for a detailed description of various risks related to doing business in China and other information that should be considered before making a decision to purchase any of our securities.

The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020. According to the HFCAA, if the Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC shall prohibit our Class A Shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCAA. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020.

Furthermore, on December 16, 2021, the Public Company Accounting Oversight Board (the “PCAOB”) issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditor, YCM CPA INC. Our auditor is based in the U.S., registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which amended the HFCAA (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction.

These developments could add uncertainties to the trading of our securities, which could cause the market price of our Class A Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair investors’ ability to sell or purchase our Class A Shares when they wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Shares.

As a holding company, ReTo relies on dividends and other distributions on equity paid by its operating subsidiaries for cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses it may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with mainland China accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to ReTo. To date, there have not been any such dividends or other distributions from our PRC subsidiaries to our subsidiary located outside of China, ReTo or its shareholders outside of China. Furthermore, as of the date of this prospectus, neither ReTo nor any of its subsidiaries have ever paid dividends or made distributions to ReTo’s shareholders. ReTo is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on ReTo’s ability to make capital contributions to its PRC subsidiaries. However, our PRC subsidiaries may not procure loans which exceed the higher of (i) difference between their total investment amount as recorded in the Foreign Investment Comprehensive Management Information System and their respective registered capital and (ii) 3.5 times of their net worth. In the future, cash proceeds raised from overseas financing activities may continue to be transferred by ReTo to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. We intend to retain most, if not all, of our available funds and any future earnings for the development and growth of our business in China. We do not expect to pay dividends or distribute earnings in the foreseeable future.

For the fiscal year ended December 31, 2025, 2024, and 2023, funds equivalent to approximately $2.7 million, $29.4 million, and $0.1 million, respectively, were provided to ReTo’s PRC subsidiaries as shareholder loans, which were accounted as loan receivable from the respective PRC subsidiary. These funds have been used by the Company’s PRC subsidiaries for their operations.

We maintain bank accounts in China, including cash in Renminbi in the amount of approximately RMB347,000 and cash in USD in the amount of approximately US$0.2 million as of December 31, 2025. Funds are transferred between ReTo and its subsidiaries for their daily operation purposes. The transfer of funds between our PRC subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021, to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. As of the date of this prospectus, we have no cash management policies that dictate how funds are transferred between ReTo and its subsidiaries.

Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in mainland China or Hong Kong from leaving, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends.

Investing in our Class A Shares remains subject to our amended and restated memorandum and articles of association currently adopted, as amended or as amended and restated from time to time and the BVI Business Companies Act (As Revised) and involves substantial risk. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of certain risks and other factors that you should consider before purchasing our Class A Shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2026

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement. We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf registration” process. Under this shelf registration process, we may, from time to time, sell any combination of the securities of ReTo described in this prospectus in one or more offerings up to a total dollar amount of US$300,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we offer ReTo securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to an offering pursuant to this prospectus. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless we indicate otherwise, all information in this prospectus reflects the following:

●	“Act” refers to the BVI Business Companies Act (As Revised);

●	“Beijing REIT” refers to Beijing REIT Technology Development Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Holdings (China) Limited prior to the December 2024 Divestiture (defined below);

●	“BVI” refers to the British Virgin Islands;

●	“China” or the “PRC” refers to the People’s Republic of China and the term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“Class A Shares” refers to Class A shares, no par value, of ReTo (defined below);

●	“Class B Shares” refers to Class B shares, par value US$0.01 each, of ReTo (defined below);

●	“Common share” refers to common shares issued in ReTo prior to the 2024 Share Redesignation (defined below);

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“December 2024 Divestiture” refers to the Company’s sale of all of its shares in REIT Holdings (China) Limited to a certain buyer on December 31, 2024;

●	“Dirong” refers to Shenzhen Dirong Century Big Data Technology Co., Ltd., a PRC limited liability company and 100% controlled by MMB HK;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“FINRA” refers to the Financial Industry Regulatory Authority, Inc.;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

●	“Honghe ReTo” refers to Honghe ReTo Ecological Technology Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of ReTo Hengda (defined below);

●	“JOBS Act” refers to the Jumpstart Our Business Startups Act, enacted in April 2012;

●	“M&A” refers to the Amended and Restated Memorandum and Articles of Association of ReTo currently in effect, as further amended and/or amended and restated from time to time;

●	“Macau” refers to the Macao Special Administrative Region of the PRC;

●	“MeinMalzeBier” or “MMB” refers to MeinMalzeBier Holdings Limited, a BVI business company, company number 2164603;

●	“Shenzhen MMB” refers to Shenzhen MeinMalzeBier Catering Management Co., Ltd., a PRC limited liability company and 100% controlled by MMB HK;

●	“MMB HK” refers to MeinMalze Bier Global Limited, a Hong Kong limited company and 100% controlled by MMB;

●	“mainland China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau;

●	“MOFCOM” refers to China’s Ministry of Commerce;

●	“New REIT” refers to New REIT International Co., Limited, a Hong Kong limited company and a wholly owned subsidiary of ReTo;

●	“PCAOB” refers to the Public Company Accounting Oversight Board of the United States;

●	“PRC subsidiaries” refers to the Company’s subsidiaries that were incorporated in mainland China;

●	“REIT Equipment” refers to Beijing REIT Equipment Technology Co., Ltd. (formerly known as Beijing REIT Ecological Engineering Technology Co., Ltd. until August 9, 2023), a PRC limited liability company and a wholly owned subsidiary of ReTo Hengda (defined below);

●	“REIT Holdings” refers to REIT Holdings (China) Limited, a Hong Kong limited company and a wholly owned subsidiary of ReTo prior to the December 2024 Divestiture;

●	“REIT Ordos” Refers to REIT Ecological Technology Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Holdings prior to the December 2024 Divestiture;

●	“REIT Technology” refers to REIT Technology Development Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Holdings prior to the December 2024 Divestiture;

●	“Renminbi” or “RMB” refers to the legal currency of the People’s Republic of China;

●	“ReTo” refers to ReTo Eco-Solutions, Inc., a BVI business company (registered in the BVI with company number 1885527);

●	“ReTo Hengda” refers to Beijing ReTo Hengda Technology Co., Ltd. (formerly known as Sunoro Hengda (Beijing) Technology Co., Ltd. until April 8, 2025), a PRC limited liability company and a wholly owned subsidiary of Sunoro Holdings (defined below);

●	“ReTo Hengye” refers to Beijing ReTo Hengye Technology Co., Ltd. (formerly known as Senrui Bochuang (Beijing) Technology Co., Ltd. until April 10, 2025), a PRC limited liability company and a wholly owned subsidiary of ReTo Hengda;

●	“ReTo Global” refers to ReTo Global Holdings, a BVI business company, company number 2183423, and a wholly owned subsidiary of ReTo;

●	“SAFE” refers to China’s State Administration of Foreign Exchange;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“Shares” refers to Class A Shares and Class B Shares, collectively;

●	“Sunoro Holdings” refers to Sunoro Holdings Limited, a Hong Kong limited company and a wholly owned subsidiary of ReTo;

●	“U.S. dollars,” “US$” and “$” refer to the legal currency of the United States;

●	“We,” “us,” “our,” or the “Company” refers to ReTo Eco-Solutions, Inc. and its subsidiaries, unless the context requires otherwise; and

●	“Zhangjiakou ReTo” refers to Zhangjiakou ReTo Intelligent Equipment Manufacturing Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of REIT Equipment.

When used herein, the references to laws and regulations of “China” or the “PRC” are only to such laws and regulations of mainland China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau.

This prospectus contains information and statistics relating to China’s economy and the industries in which we operate derived from various publications issued by market research companies and PRC governmental entities, which have not been independently verified by us. The information in such sources may not be consistent with other information compiled in or outside of China.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chief Operating Officer will be presented as “Xingyang Li”, even though, in Chinese, his name would be presented as “Li Xingyang”.

Our reporting and functional currency is the Renminbi. Solely for the convenience of the reader, this prospectus contains translations of some RMB amounts into U.S. dollars, at specified rates. Except as otherwise stated in this prospectus, all translations from RMB to U.S. dollars are made at RMB6.9931 to US$1.00, the rate published by the Federal Reserve Board on December 31, 2025. No representation is made that the RMB amounts referred to in this prospectus could have been or could be converted into U.S. dollars at such rate.

Except as otherwise stated in this prospectus, all numbers of our Shares and related data have been updated to reflect the 10-for-1 share combination effective May 15, 2023 (the “2023 Share Combination”), the 10-for-1 share combination effective March 1, 2024 (the “2024 Share Combination”), the 10-for-1 share combination effective March 7, 2025 and the 5-for-1 share combination effective November 3, 2025 (the “2025 Share Combination”), and the 4-for-1 share combination effective May 18, 2026 (the “2026 Share Combination,” collectively, the “Share Combinations”). On August 8, 2024, we (a) redesignated the existing common shares, par value US$0.10 each, as Class A Shares with the same rights as the existing common shares (the “2024 Share Redesignation”) and (b) created an additional 2,000,000 shares each to be designated as Class B Shares, with each share to entitle the holder thereof to 1,000 votes but with transfer restrictions, pre-emption rights and no right to any dividend or distribution of the surplus assets on liquidation. On May 12, 2025, our board of directors approved to amend and restate our M&A to adjust the par value of its existing Class A Shares from “par value $1.00 each” to “no par value.” On May 13, 2025, we filed the amended and restated M&A to reflect this adjustment with the Registrar of Corporate Affairs of the British Virgin Islands.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus or the documents incorporated by reference herein are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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PROSPECTUS SUMMARY

Investors in our securities are not purchasing an equity interest in our operating entities in mainland China but instead are purchasing an equity interest in a British Virgin Islands holding company.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual report for the year ended December 31, 2025 (the “2025 Annual Report”) and our other SEC reports.

Overview

We, through our operating subsidiaries in China, are engaged in the equipment used for the production of these eco-friendly construction materials. In addition, we provide consultation, design, project implementation and construction of urban ecological protection projects through our operating subsidiaries in China. We also provide parts, engineering support, consulting, technical advice and service, and other project-related solutions for our manufacturing equipment and environmental protection projects.

Due to China’s recent emphasis on environmental protection, we believe there is a unique opportunity to grow our company, which we expect will be driven by demand for our eco-friendly construction materials and equipment used to produce these materials as well as our project construction expertise. We believe our technological know-how, production capacity, reputation and offerings of products and services will enable us to seize this opportunity.

Our clients are located throughout mainland China, and internationally in the Middle East, Southeastern Asia, Africa, Europe and North America. We are actively pursuing additional clients for our products, equipment and projects, internationally in Bangladesh, North America and in additional provinces of China. We seek to establish long-term relationships with our clients by producing and delivering high-quality products and equipment and by providing technical support and consulting services after equipment is delivered and projects are completed.

Holding Company Structure

ReTo is a holding company incorporated as a business company in the British Virgin Islands (“BVI”) with no material operations of its own. We conduct substantially all of our operations through our subsidiaries established in mainland China. Our equity structure is a direct holding structure: ReTo, the BVI entity listed in the U.S., controls ReTo Hengda, and other PRC operating entities through Sunoro Holdings. See “Prospectus Summary — History and Development of the Company.”

We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our Class A Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in China.”

The PRC government’s significant discretion and authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of our securities to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in China – The PRC government’s significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time which could result in a material adverse change in our operation and/or the value of our Class A Shares.”

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and cause our Class A Shares to decrease in value or become worthless. See “Risk Factors — Risks Relating to Doing Business in China – There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.”

Cash and Other Assets Transfers between the Holding Company and Its Subsidiaries

For the fiscal year ended December 31, 2025, 2024 and 2023, funds equivalent to approximately $2.7 million, $29.4 million, and $0.1 million, respectively, were provided to the PRC subsidiaries as shareholder loans, which were accounted as loan receivable from the respective PRC subsidiary. These funds have been used by the Company’s PRC subsidiaries for their operations.

As of the date of this prospectus, there have not been any dividends or other distributions from our subsidiaries. ReTo, as a BVI holding company, may rely on dividends and other distributions on equity paid by its PRC subsidiaries for its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders, subject to ReTo’s M&A and the Act or to service any expenses and other obligations it may incur.

Within our direct holding structure, the cross-border transfer of funds from ReTo to its PRC subsidiaries is permitted under laws and regulations of the PRC currently in effect. Specifically, ReTo is permitted to provide funding to its PRC subsidiaries in the form of shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements in China. There are no quantity limits on ReTo’s ability to make capital contributions to its PRC subsidiaries under the PRC law and regulations. However, the PRC subsidiaries may only procure shareholder loans from Sunoro Holdings or MeinMalzeBier in an amount equal to the difference between their respective registered capital and total investment amount as recorded in the Chinese Foreign Investment Comprehensive Management Information System or 3.5 times of its net assets, at the discretion of such PRC subsidiary.

For additional information, see “Risk Factors-Risks Related to Doing Business in China – PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our offerings to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Subject to the passive foreign investment company rules, the requirements of the M&A and the Act, the gross amount of any distribution that we make to investors with respect to our securities (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any proposed dividend would be subject to the M&A and the Act; specifically, ReTo may only pay a dividend if ReTo’s directors are satisfied, on reasonable grounds, that, immediately after the dividend is paid, the value of its assets will exceed its liabilities and it will be able to pay its debts as they fall due.

The PRC Enterprise Income Tax Law (the “EIT Law”) and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable  tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

We maintain bank accounts in China, including cash in Renminbi in the amount of approximately RMB347,000 and cash in USD in the amount of approximately US$0.2 million as of December 31, 2025. Funds are transferred between ReTo and its subsidiaries for their daily operation purposes. The transfer of funds between our PRC subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. We have adopted certain cash management policies that dictate the internal approval process on transferring funds between our holding company and our subsidiaries. Such policies dictate the purpose, amount and procedure of cash transfers. Each transfer of cash among our subsidiaries is subject to internal approvals from at least two manager-level personnel, with required procedures including submitting supporting documentation (such as payment receipts or invoices), responsible personnel reviewing the documentation, and executing the payment. A single employee is not allowed to complete each and every stage of a cash transfer, but rather only specific parts of the whole procedure.

There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us or our subsidiaries to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in our bank accounts in mainland China from leaving mainland China, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, and our subsidiaries, see “Risk Factors-Risks Related to Doing Business in China – The PRC government could prevent the cash maintained in our bank accounts in mainland China from leaving mainland China, restrict deployment of the cash into the business of its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect our operations.” We currently do not have cash management policies that dictate how funds are transferred between our BVI holding company and our subsidiaries.

Restrictions on Our Ability to Transfer Cash Out of China and to U.S. Investors

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to ReTo.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

Effect of Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCAA”), which was signed into law on December 18, 2020, requires a foreign company to submit that it is not owned or manipulated by a foreign government or disclose the ownership of governmental entities and certain additional information, if the PCAOB is unable to inspect completely a foreign auditor that signs the company’s financial statements. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the Company’s securities will be prohibited from trading on a national exchange.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCAA. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended, for example, September 30, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended September 30, 2022.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list did not include YCM CPA INC., our current auditor. Our auditor, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and MOF, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong without any limitations on scope. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which amended the HFCAA (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

These developments could add uncertainties to the trading of our securities, including the possibility that the SEC may prohibit trading in our securities if the PCAOB cannot fully inspect or investigate our auditor and we fail to appoint a new auditor that is accessible to the PCAOB and that Nasdaq can delist our Class A Shares.

If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange.

For details on the effects of HFCAA on us, see “Risk Factors – Risks Related to Doing Business in China – Our Class A Shares may be delisted under the HFCAA if the PCAOB is unable to inspect our auditor. The delisting of our Class A Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Regulatory Permissions and Developments

We have been advised by our PRC Counsel, Yuan Tai Law Offices, that pursuant to the relevant laws and regulations in China, none of our PRC subsidiaries’ currently engaged business is stipulated on the Special Administrative Measures for the Access of Foreign Investment (Negative List) promulgated by the Ministry of Commerce (the “MOFCOM”) and the National Development and Reform Commission of the People’s Republic of China (“NDRC”) which the latest version entered into force on November 1, 2024 (2024 Version). Therefore, our PRC subsidiaries are able to conduct their business without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

Currently, none of our PRC subsidiaries is required to obtain additional licenses or permits beyond a regular business license for their operations currently being conducted. Each of our PRC subsidiaries is required to obtain a regular business license from the local branch of the State Administration for Market Regulation (“SAMR”). Each of our PRC subsidiaries has obtained a valid business license for its respective business scope, and no application for any such license has been denied.

As of the date of this prospectus, neither ReTo nor any of its PRC subsidiaries is subject to permission requirements from the CSRC, the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of their respective operations. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) which became effective in 2008 and amended and put into effect as from August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008 and amended on January 22, 2024, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the State Council. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As official guidance and related implementation rules on these opinions have not been issued yet, the interpretation of these opinions remains unclear at this stage. See “Risk Factors – Risks Relating to Doing Business in China – Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval.”

On December 28, 2021, the Measures for Cybersecurity Review (2021 Version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 Version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that as a result of: (i) we do not hold personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, we are not required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021 Version).

As advised by our PRC legal counsel, Yuan Tai Law Offices, the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws, including the interpretation of the scope of “critical information infrastructure operators.” In anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. Personal information refers to information related to identified or identifiable natural persons which is recorded by electronic or other means and excluding anonymized information. The Personal Information Protection Law provides that a personal information processor could process personal information only under prescribed circumstances such as with the consent of the individual concerned and where it is necessary for the conclusion or performance of a contract to which such individual is a party to the contract. If a personal information processor shall provide personal information to overseas parties, various conditions shall be met, which includes security evaluation by the national network department and personal information protection certification by professional institutions. The Personal Information Protection Law raises the protection requirements for processing personal information, and many specific requirements of the Personal Information Protection Law remain to be clarified by the CAC, other regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations.

None of our PRC subsidiaries currently operates in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Yuan Tai Law Offices, other than those requisite for a domestic company in mainland China to engage in the businesses similar to those of our PRC subsidiaries, none of our PRC subsidiaries is required to obtain any permission from Chinese authorities, including the CSRC, the CAC, or any other governmental agency that is required to approve its current operations. However, if our PRC subsidiaries do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that our PRC subsidiaries are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our PRC subsidiaries’ relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our PRC subsidiaries’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions, or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

On February 17, 2023, CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) together with five guidelines, which became effective on March 31, 2023. The Trial Measures lay out the filing regulation arrangement for both direct and indirect overseas listing by PRC domestic companies, and clarify the determination criteria for indirect overseas listing in overseas markets. Any future securities offerings and listings outside of mainland China by our Company, including but not limited to, follow-on offerings, secondary listings and going private transactions, will be subject to the filing requirements with the CSRC under the Trial Measures. As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC or any other PRC governmental authorities with respect to our listing on Nasdaq. Upon closing of the first offering of securities under this Form F-3, filing shall be submitted to the CSRC within 3 business days under the Trial Measures. As the Trial Measures were newly published and there is uncertainty with respect to the filing requirements and their implementation, we cannot be sure that we will be able to complete such filings in a timely manner, or at all. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Risk Factors – Risks Relating to Doing Business in China – Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval.”

As of the date of this prospectus, except as disclosed above, neither ReTo nor any of our PRC subsidiaries, (i) is required to obtain permissions from the PRC authorities, including the CSRC or the CAC, in connection with our issuance of securities to foreign investors, or (ii) has been denied such permissions by any PRC authority. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we and our PRC subsidiaries are required to obtain approvals in the future.

Recent Developments

Divestiture in December 2024

On December 30, 2024, ReTo entered into a share sale agreement (the “Share Sale Agreement”) with Zhao Duan Wen, pursuant to which the Company agreed to sell all of its shares in REIT Holdings to the buyer for a purchase price of US$80,000. REIT Holdings is the holding company of multiple indirect subsidiaries of ReTo, which were engaged in in the business of manufacture and distribution of eco-friendly construction materials, ecological restoration projects and software development services and solutions utilizing Internet of Things technologies (the “December 2024 Divestiture”). The board of directors of the Company approved the December 2024 Divestiture based on considerations that these lines of business had experienced significant losses over the years and that the Company plans to focus on existing and new businesses that are more profitable and promising. The terms of the Share Sale Agreement, including the purchase price, were negotiated based on a valuation report of a third-party appraisal firm.

Pursuant to the Share Sale Agreement, the buyer shall bear any debts, claims and liabilities of REIT Holdings existing or potentially contingent prior to the closing of the December 2024 Divestiture, or any default liabilities arising out of the management of the business. The buyer may not make any claim under the Share Sale Agreement, including for a breach of warranty, unless full details of the claim have been notified to ReTo within 12 months from the closing. The Share Sale Agreement contains customary representations, warranties and covenants by the parties. ReTo’s total liability for any claims, subject to exclusions, under the Share Sale Agreement is limited to US$100,000.

The December 2024 Divestiture closed on December 31, 2024. Following the December 2024 Divestiture, we are no longer engaged in the business of manufacture and distribution of eco-friendly construction materials, ecological restoration projects and software development services and solutions utilizing Internet of Things technologies and focus on research and production of environmental protection technologies and equipment, intelligent equipment and machineries and application of new energy technologies.

Share Combination in February 2025

On February 11, 2025, ReTo’s board of directors approved the 2025 Share Combination pursuant to section 40A of the Act of Class A Shares at a ratio of 10-to-1 so that every 10 shares (or part thereof) were combined into one (1) share (with the fractional shares rounding up to the next whole share). As a result of the 2025 Share Combination, the par value of the Class A Shares was changed from $0.1 per share to $1.0 per share, effective on March 7, 2025.

Acquisition of MeinMalzeBier in April 2025

On April 25, 2025, ReTo completed the acquisition (the “MeinMalzeBier Acquisition”) of a 51% equity interest in MeinMalzeBier, a BVI business company, pursuant to a share exchange agreement, dated April 25, 2025 (the “Share Exchange Agreement”), by and among ReTo, MeinMalzeBier, and MeinMalzeBier’s existing shareholders. The total consideration for the MeinMalzeBier Acquisition consisted of $3,978,000 in cash and 234,000 newly issued Class A Shares, with an aggregate value of $15,912,000. All the 234,000 Class A Shares issued as consideration were placed in escrow and are subject to a three-year earnout period based on the post-closing financial performance of MeinMalzeBier’s two wholly-owned PRC subsidiaries, Shenzhen Melody Catering Management Co., Ltd. (“Melody”) and Dirong Century Big Data Technology Co., Ltd. (“Dirong”). The securities issued were made pursuant to exemptions from registration under Regulation S and/or Regulation D of the Securities Act.

In connection with the MeinMalzeBier Acquisition:

1.	ReTo Hengda entered into that certain Management Services Agreement (the “Management Services Agreement”), dated April 25, 2025, with Melody and Dirong, under which ReTo Hengda will provide management and advisory services to Melody and Dirong in exchange for performance-based fees of up to $3,978,000 during the three-year period following the closing of the MeinMalzeBier Acquisition; and

2.	ReTo entered into that certain Advisory and Consulting Agreement, dated April 25, 2025, with a third-party consultant, pursuant to which ReTo agreed to issue an additional 191,177 Class A shares, with an aggregate value of $2.6 million, to the third-party consultant in consideration of its advisory services provided in connection with the MeinMalzeBier Acquisition. The securities will be issued pursuant to exemptions from registration under Regulation D of the Securities Act.

On June 2, 2026, ReTo entered into a Termination and Release Agreement (the “Termination and Release Agreement”), by and among (i) ReTo, (ii) MeinMalzeBier, (iii) Lap Cheong Chan (“Mr. Chan” and, solely in his capacity as the representative of the Sellers, the “Sellers’ Representative”), (iv) Terence Kwong Lung Wong (“Mr. Wong” and, together with Mr. Chan, the “Sellers”), (v) ReTo Hengda, (vi) Melody, and (vii) Dirong. Pursuant to the Termination and Release Agreement, the parties agreed to terminate the Share Exchange Agreement and that certain Management Services Agreement by and among ReTo, ReTo Hengda, Melody and Dirong, unwind the transactions contemplated by the Share Exchange Agreement, provide for the return of the Purchased Shares to the Sellers, provide for the release and cancellation of the Exchange Shares and related Escrow Property, provide for the payment by the Sellers to ReTo of an aggregate amount equal to $300,000, and provide for the mutual releases and other agreements set forth therein.

Change in Par Value

On May 12, 2025, our board of directors approved to amend and restate the M&A to adjust the par value of our existing Class A Shares from “par value $1.00 each” to “no par value.” On May 13, 2025, ReTo filed the amended and restated M&A to reflect this adjustment with the Registrar of Corporate Affairs of the British Virgin Islands.

2025 Streeterville Financing

On June 16, 2025, ReTo entered into a securities purchase agreement (the “Streeterville SPA”) with Streeterville Capital, LLC (“Streeterville”). Pursuant to the Streeterville SPA, ReTo agreed to issue and sell to Streeterville one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) at an aggregate purchase price of up to $10,000,000 for the purchase of the Class A Shares. Pursuant to the Streeterville SPA, ReTo issued (i) 1,431 Class A Shares to Streeterville (the “Commitment Shares”) as consideration for Streeterville’s commitment and (ii) 31,750 Class A Shares to Streeterville (the “Pre-Delivery Shares”) for $63.50. ReTo received gross proceeds of $3,165,000 from the initial Pre-Paid Purchase, before deducting an original issue discount of $150,000 and a transaction expense amount of $15,000. The proceeds from the Pre-Paid Purchases are expected to be used for working capital and other corporate purposes.

The Streeterville SPA provides for an initial Pre-Paid Purchase in the principal amount of $3,165,000, before deducting an original issue discount (the “OID”) of $150,000 and a transaction expense amount of $15,000 (the “Initial Pre-Paid Purchase”). The OID for each subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will be five percent (5%) of the amount set forth in the applicable Request (as defined in the Streeterville SPA) and each subsequent Pre-Paid Purchase will accrue interest at the rate of seven percent (7%) per annum. Within a committed two-year period, and subject to certain specified conditions, ReTo may request the issuance of additional Pre-Paid Purchases to Streeterville, with each purchase amount no less than $250,000, provided that the total outstanding balance of all Pre-Paid Purchases does not exceed $2,000,000. As of the date of this registration statement, Streeterville has converted an aggregate of 307,242 shares.

October 2025 Offering

On October 23, 2025, ReTo entered into a securities purchase agreement (the “October 2025 SPA”) with certain purchasers (the “October 2025 Purchasers”), in connection with the offer and sale (the “October 2025 Offering”) of an aggregate of 68,681 Class A Shares, at a price of US$23.2 per share, with the sale being made at US$20.8 per share, for an aggregate offering amount of US$1,428,571. The October 2025 Offering closed on October 25, 2025.

Acquisition of Seven Arrows

On February 27, 2026, ReTo entered into a Share Exchange Agreement with Seven Arrows Supply Chain Limited, a British Virgin Islands business company (“Seven Arrows”) and Rei Shiba (“Seller”) to buy an aggregate of 25,500 ordinary shares, par value $0.01 per share, of Seven Arrows, representing fifty-one percent (51%) of the issued and outstanding equity interests of Seven Arrows in exchange for 2,167,500 newly issued Class A Shares of ReTo, at a price of $4.00 per share (the “Share Exchange”). The Share Exchange closed on February 27, 2026. All 2,167,500 Class A Shares were deposited into a segregated escrow account and shall vest or be subject to forfeiture during the thirty-six (36) month period following the closing. In addition, Seller will have a contingent right to receive the escrow earnout shares after the closing based on the net income and the contributed profits of Seven Arrows’ operating company (the “Operating Company”) during the three (3) fiscal years ending December 31, 2026, 2027 and 2028 (the “Earnout Period”).

In connection with the Share Exchange, on February 27, 2026, ReTo, ReTo Hengda and the Operating Company entered into a management services agreement (the “Management Services Agreement”), pursuant to which ReTo Hengda will provide consulting and management advisory services to the Operating Company. In exchange for ReTo Hengda’s services, the Operating Company will pay an aggregate management fee of up to $2,601,000, subject to certain adjustment pursuant to the Management Services Agreement during the Earnout Period.

In connection with the Share Exchange, on February 27, 2026, ReTo entered into an Advisory and Consulting Agreement with a certain consultant (the “Consultant”), pursuant to which ReTo agreed to issue the Consultant and/or its designees an aggregate of 216,750 Class A Shares, at a price of $4.00 per share, with an aggregate value of $867,000 within five business days following the closing of the Share Exchange, in consideration for the Consultant’s advisory services rendered related to the Share Exchange.

Streeterville Standstill Agreement

On May 1, 2026, ReTo and Streeterville entered into a standstill agreement (the “Standstill Agreement”), pursuant to which, Streeterville has agreed to rescind the purchase notice delivered to ReTo on April 23, 2026 under the Initial Pre-Paid Purchase for certain shares ReTo failed to deliver (the “Delivery Default”) and waive any remedies related to the Delivery Default, and to refrain and forbear temporarily from delivering additional purchase notices to ReTo during the period beginning on April 30, 2026 and ending on May 31, 2026 pursuant to the Initial Pre-Paid Purchase and exercising any rights it may have under the Initial Pre-Paid Purchase (the “Standstill”). In consideration of Streeterville’s grant of the Standstill, ReTo has agreed that Streeterville may permanently retain the Pre-Delivery Shares and that ReTo shall have no right to repurchase the Pre-Delivery Shares under the Securities Purchase Agreement. Moreover, all of ReTo’s rights and Streeterville’s obligations under Section 11 of the Securities Purchase Agreement relating to Pre-delivery Shares are cancelled and terminated concurrently with the execution of the Standstill Agreement.

Under the Standstill Agreement, Streeterville has calculated the outstanding balance under the Initial Pre-Paid Purchase as of April 30, 2026 to be $3,209,101 (the “Outstanding Balance”). If ReTo pays the Outstanding Balance in full at any time on or prior to May 31, 2026, ReTo shall be deemed to have repaid and satisfied the Initial Pre-Paid Purchase in full. As of the date of this registration statement, the Company has repaid the Outstanding Balance. Upon such full repayment, the Securities Purchase Agreement shall be deemed terminated pursuant to the Securities Purchase Agreement, effective as of the date of such payment, with no Pre-Paid Purchases remaining outstanding and no further funding obligations arising thereunder. The parties agreed that the Standstill Agreement shall constitute the five (5) days’ prior written notice required by the Securities Purchase Agreement for purposes of such termination, and no separate notice shall be required. If, however, ReTo does not pay the Outstanding Balance in full on or before May 31, 2026, any interest that otherwise would have accrued under the Initial Pre-Paid Purchase during the month of May 2026 shall automatically be added to the Outstanding Balance as of June 1, 2026, and the Initial Pre-Paid Purchase shall continue in full force and effect in accordance with its terms.

Securities Purchase Agreement

On May 12, 2026, ReTo entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an investor (the “Purchaser”), in connection with the issuance and sale (the “Private Placement”) of an aggregate of 3,125,000 Class A shares, no par value, of ReTo (the “Class A Shares”) at $ 0.48 per share for an aggregate of purchase price of $1,500,000.

Pursuant to the Securities Purchase Agreement, ReTo will not, during the period from the date of the agreement to 24 months following the closing, without the written consent of the Purchaser, (i) issue, or enter into any agreement to issue, or announce the issuance or proposed issuance of any Class A Shares of ReTo or the Class A Share equivalents or (ii) file any registration statement or any amendment or supplement thereto during the 24 months after the closing of the Purchase Agreement, The Securities Purchase Agreement contains customary representations, warranties and agreements by ReTo and the Purchaser. The parties anticipated closing the Private Placement on or before May 15, 2026. The sale of the Class A Shares is being made pursuant to the provisions of Regulation S promulgated under the Securities Act, as amended.

Tropical Fruit Cultivation Project

As part of our commitment to agricultural innovation and regional development, we have launched a multi-phase Tropical Fruit Cultivation Project focused on the R&D and large-scale production of tropical fruit varieties in northern climates. Through strategic partnerships, we have already successfully completed trial planting and technical validation for over 20 tropical fruit varieties.

Share Combination in May 2026

On February 18, 2026, ReTo’s board of directors approved the 2026 Share Combination pursuant to section 40A of the Act of Class A Shares at a ratio of 4-to-1 so that every four shares (or part thereof) were combined into one (1) share (with the fractional shares rounding up to the next whole share).

PIPE in June 2026

On June 11, 2026, ReTo entered into a securities purchase agreement (the “June 2026 Securities Purchase Agreement”) with certain purchasers (the “June 2026 Purchasers”) in connection with a private placement (the “June 2026 PIPE”) of (i) 2,968,747 Class A Shares at a combined price of $1.28 per share and (ii) 5,937,494 warrants (the “Warrants”) to purchase Class A Shares at an initial exercise price of $1.28 per share, subject to adjustment. The Warrants are exercisable upon issuance and expire five years from the initial exercise date. On the seventh calendar day after issuance, the exercise price adjusts to 20% of the initial exercise price, and beginning on the tenth calendar day following issuance, holders may alternatively exchange Warrants for 0.9 times the number of underlying shares. In no event shall the exercise price be lower than $0.10 per share.

In connection with the PIPE, certain Purchasers (the “June 2026 Lenders”) who had entered into a loan agreement with ReTo dated May 21, 2026 (the “Loan Agreement”) for an aggregate principal sum of US$3,800,000 have surrendered and relinquished all rights to repayment of the outstanding debt, including any accrued but unpaid interest, in exchange for the shares issued under the June 2026 PIPE.

Our Strategies

We plan to expand our global footprint and promote sales of our ecological and environmental protection equipment, mining equipment, and smart craft beer brewing equipment across the world. To achieve these goals, we are pursuing the following strategies:

Continue to upgrade existing products and develop new products.    We are committed to the ongoing research and development of new products addressing specific customer needs. Our plans include advancing the technology and design of our equipment and introducing new product models, such as the large-scale RT18 machine for solid waste utilization, various types of mining equipment, and smart craft beer machines, among others. We believe scientific and technological innovations will help our Company achieve its long-term strategic objectives.

Increase our revenue and market share by expanding our business network internationally.    In order to expand our international market share, we plan to add more distributors in Southeast Asia, the Middle East, and Africa. We plan to change our advertising strategies to reach new customers through new methods, such as digital marketing. We are striving to expand our international market, aiming to increase our exports to countries such as the United Arab Emirates and Saudi Arabia in the Middle East, Algeria in North Africa, and India in Asia. We have participated, and will continue to participate, in targeted international marketing events, such as seminars, workshops, and trade shows, where we can meet potential customers, promote our products and deepen our network to further expand our sales. At the same time, we plan to increase investment in marketing and promotion in the international market, especially in Southeast Asia, the Middle East and Africa, such as by participating in various exhibitions, shows, forum or conferences and developing agent relationships, to effectively leverage our established network of agency cooperation there.

Pursue Strategic Acquisitions.    We intend to continue to pursue expansion opportunities in existing and new markets, as well as in core and adjacent categories through strategic acquisitions. Specifically, we are seeking to acquire companies engaged in manufacturing solar energy facilities in an effort to further diversify our business. We believe the demand for such eco-friendly equipment and devices are and will continue to be in greater demand in the established economies. In addition, in light of China’s ongoing economic and social development, along with the anticipated demographic shift toward an aging population, we have identified growth potential in the health and wellness industry. Accordingly, we plan to leverage our existing expertise in ecological restoration and intelligent technologies to explore commercial ventures in the wellness sector.

Our Products

Ecological Environment Protection Equipment

We conduct our ecological environment protection equipment business mainly through our subsidiary, REIT Equipment. Manufacturing is outsourced to a third-party supplier located in Zhangjiakou City, Hebei Province, China, which fabricates our equipment strictly according to our proprietary engineering specifications and quality control standards. We sell our equipment to customers in China, the Middle East, North Africa and Southeast Asia.

We specialize in the design and integration of advanced solid waste treatment systems engineered to reduce waste volume, optimize material recovery, and improve overall environmental sustainability. Our equipment is highly customizable and built to meet specific client requirements across industrial, municipal, and commercial sectors. Key system components and technologies include:

●	Waste incinerators, which enable energy recovery for electricity generation or heating;

●	Waste compactors, designed to compress solid waste for more efficient transport;

●	Shredders, which break down bulky materials to facilitate size reduction and processing;

●	Sorting equipment, which classifies waste based on physical or chemical properties such as density, magnetism, or conductivity to improve recycling outcomes; and

●	Composting systems, which convert organic waste into fertilizer. These technologies collectively support sustainable waste management practices and are applicable across a wide range of industrial, municipal, and commercial settings.

Intelligent Mining Equipment

We conduct our intelligent mining equipment business mainly through our subsidiary, REIT Equipment. Manufacturing is outsourced to a third-party supplier, with its facility located in in Langfang City, Hebei Province, China. The supplier produces our equipment in strict accordance with our technical specifications and quality standards. Our intelligent mining equipment is currently sold to customers primarily in Uganda in Africa.

Our product line consists of advanced equipment designed to support efficient and automated mineral extraction processes. Our product line includes, but is not limited to, the following:

●	Gold Grinding Mill. Engineered primarily for extracting gold and other precious metals from ores, this equipment performs crushing and grinding to reduce ore size, facilitates mineral dissociation, and enables initial gravity-based enrichment of gold particles, enhancing the efficiency and recovery rate of subsequent extraction processes.

●	Jaw Crusher. Designed for primary and secondary crushing of various ores and large materials, this equipment breaks down rocks via compressive force between a moving and fixed jaw. It offers adjustable discharge settings for precise control over output size, making it suitable for a wide range of downstream applications. As a result of its high crushing ratio and stable output, the jaw crusher is a critical equipment used in mining, metallurgy, and construction industries.

Smart Craft Beer Machines

We conduct our smart craft beer machine business mainly through our subsidiary, ReTo Hengye, and outsource the manufacturing to a supplier, with its facility located in in Tangshan, Hebei province. The supplier manufactures our equipment in accordance with our proprietary technical specifications and quality standards. Our target market for the smart craft beer machines include China (including Hong Kong), Singapore, Malaysia, and other Southeast Asian countries. We believe our machines have several technological advantages over competitors, including:

●	Precise temperature control and inert gas preservation technology;

●	Automated operation and intelligent adjustment;

●	Data-driven operation and remote management;

●	Automatic cleaning cycle;

●	Reduction of operating costs; and

●	Energy-saving operation.

We commenced sales of smart craft beer machines during the first quarter of 2025. Following the MeinMalzeBier Acquisition, we also began the sales of craft beer in addition to the sales of craft beer machines, utilizing the sales network and distribution channels of MeinMalzeBier.

In February 2026, the Company completed the acquisition of Seven Arrows, a company primarily engaged in the distribution and sales of craft beer. This acquisition is expected to enhance the Company’s product portfolio and market presence in the craft beer sector. In addition to craft beer sales, the Company anticipates growth opportunities through the expanded distribution of craft beer machines.

History and Development of the Company

Corporate History

ReTo is a BVI business company with limited liability, established under the laws of the BVI on August 7, 2015 as a holding company to develop business opportunities in China.

In January 2016, REIT Holdings was incorporated as a Hong Kong limited liability company wholly owned by ReTo. Prior to the December 2024 Divestiture, REIT Holdings had been a holding company of multiple direct or indirect subsidiaries of ReTo in China, including but not limited to Beijing REIT, REIT Ordos, and REIT Technology.

In November 2017, ReTo completed its initial public offering (“IPO”) of 161 common shares at a public offering price of $11,000 per share. In connection with the IPO, the Company’s common shares began trading on the Nasdaq Capital Market beginning on November 29, 2017 under the symbol “RETO.”

In November 2022, Honghe ReTo was incorporated as a limited liability company in mainland China and a wholly-owned subsidiary of REIT Ordos at that time. In August 2023, ReTo Hengda was incorporated as a PRC limited liability company wholly owned by Sunoro Holdings. ReTo Hengda is a holding company with no operations. In August 2023, REIT Ordos transferred all of its equity interest of Honghe ReTo to ReTo Hengda for no consideration, after which ReTo Hengda became a 100% owner of Honghe ReTo’s equity interest.

In April 2023, ReTo entered into an instrument of transfer with the original shareholder of Sunoro Holdings for the acquisition of 100% of the equity interests in Sunoro Holdings, for a total consideration of HKD 1, after which ReTo became the 100% owner of Sunoro Holdings’ equity interest. Sunoro Holdings is a holding company with no operations.

In August 2023, REIT Ordos transferred all of its 100% equity interest of REIT Equipment to ReTo Hengda for no consideration, after which ReTo Hengda became a 100% owner of REIT Equipment’s equity interest. REIT Equipment is mainly engaged in the business of development and sales of ecological environment protection equipment and mining equipment.

In January 2024, New REIT International Co., Limited was incorporated as a Hong Kong limited liability company wholly owned by ReTo. New REIT International Co., Limited is a holding company with no operations.

In June 2024, ReTo Hengye was incorporated as a PRC limited liability company wholly owned by ReTo Hengda. ReTo Hengye is mainly engaged in the business of manufacturing, research, development and sales of smart craft beer machines.

In December 2024, ReTo sold all of its shares in REIT Holdings to a certain buyer for a purchase price of US$80,000, after which ReTo ceased to hold any interest in REIT Holdings and its subsidiaries.

In November 2025, Zhangjiakou ReTo Intelligent Equipment Manufacturing Co., Ltd. was established in China, which is a wholly-owned subsidiary of REIT Equipment. Starting from 2026, its business will mainly focus on the production of spare parts.

In February 2026, ReTo acquired a 51% equity interest in Seven Arrows Supply Chain Limited, a BVI business company, which is primarily engaged in the distribution and sales of craft beer, from a certain third-party individual for a total consideration of 2,167,500 Class A Shares, subject to adjustments.

Corporate Structure

The chart below summarizes our corporate structure as of the date of this prospectus:

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the Nasdaq Listing Rules, because REIT International will be able to exercise 97.60% of the aggregate voting power of our total issued and outstanding Shares. For so long as we are a “controlled company”, we are permitted to elect to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a “controlled company” could cause our Class A Shares to look less attractive to certain investors or otherwise harm the trading price of Class A Shares.

Corporate Information

Our principal executive offices in China are located at c/o Beijing REIT Technology Development Co., Ltd., X-702, Tower A, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China 100101. Our telephone number at this address is (+86) 10-64827328. Our registered agent in the BVI is Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. Investors should submit any inquiries to the address and telephone number of our principal executive offices.

Our principal website is www.retoeco.com. The information contained on this website is not a part of this prospectus.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings. For a detailed description of the risk factors ReTo and our subsidiaries may face, see “Item 3. Key Information — D. Risk Factors” in our 2025 Annual Report, which is incorporated by reference into this prospectus and the section titled “Risk Factors” in this prospectus.

Risks Related to Doing Business in China

We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	Changes in China’s economic, political or social conditions or government policies or in relations between China and the United States;

●	The impact on our operations and value of our Class A Shares by PRC government’s significant oversight, control, intervention and/or influence over our business operation;

●	The complex and evolving laws and regulations regarding privacy and data protection, including China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, that our business is subject to;

●	Uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations;

●	The risks of delisting or the threat of being delisted under the HFCAA if the PCAOB is unable to inspect our auditor;

●	The approval of the CSRC, CAC or other Chinese regulatory agencies which may be required in connection with our offshore offerings under Chinese law and, if required, our inability to obtain such approval or complete such filing;

●	The potential treatment as a resident enterprise for PRC tax purposes under the EIT Law and the risk of being subject to PRC income tax on our global income;

●	Foreign exchange controls in China, which could limit our use of funds that would be raised in future offerings, which could have a material adverse effect on our business;

●	The complex procedures under the PRC laws and regulation in connection with certain acquisitions of China-based companies by foreign investors;

●	PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion, which may restrict or prevent ReTo from making additional capital contributions or loans to its PRC subsidiaries;

●	Any limitation on the ability of our PRC subsidiaries to make payments to us;

●	Fluctuations in exchange rates;

●	The adverse impact on our business by the tensions in international trade and rising political tensions; and

●	Any severe or prolonged downturn in the global or Chinese economy.

Risks Related to Our Business and Industry

We are subject to risks and uncertainties related to our business and industry, including, but not limited to, the following:

●	The potential slowdown of the industries in which our customers operate;

●	Any decline in the availability or increase in the cost of raw materials;

●	Any disruption in the supply chain of raw materials and our products;

●	Geopolitical instability and armed conflict in the Middle East;

●	Inability to generate sufficient cash flows or obtain sufficient financing to satisfy our significant cash commitments under our material agreements;

●	Expansion into new business lines and industries outside our historical experience;

●	Wage increases in China;

●	Our reliance on a limited number of vendors and the potential loss of any significant vendor;

●	Failure to protect our intellectual property rights;

●	The substantial doubt about our ability to continue as a going concern in the report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2025, 2024 and 2023;

●	Failure to maintain a reserve for warranty or defective products and installation claims;

●	Product defects and unanticipated use or inadequate disclosure with respect to our products;

●	Various hazards that may cause personal injury or property damage and increase our operating costs, which may exceed the coverage of our insurance;

●	Any material costs and losses as a result of claims based on failure of our products to meet regulatory requirements or contractual specifications;

●	Substantial liabilities to comply with environmental laws and regulations;

●	Inability to implement and maintain effective internal control over financial reporting;

●	Failure to continue investing in technology, resources, and new business;

●	Any failure to offer or maintain high quality products and support;

●	The competitiveness of the markets in which we participate;

●	Our reliance on a limited number of customers;

●	Lack of business insurance;

●	Defects or errors in our products; and

●	Our reliance on the reliability, security, and performance of the software and technologies for our products.

Risks Related to Our Class A Shares

We face risks and uncertainties related to our Class A Shares, including, but not limited to, the following:

●	Failure to meet the continued listing requirements of Nasdaq;

●	The volatility of trading prices of our Class A Shares resulting from our dual-class structure;

●	Any negative reports by securities or industry analysts publish about our business; and

●	Substantial future sales or perceived sales of our Class A Shares in the public market.

General Risk Factors

We face general risks and uncertainties, including, but not limited to, the following:

●	Our classified board structure may prevent a change in control of our Company;

●	The laws of the British Virgin Islands may provide less protection for minority shareholders than those under U.S. law, and therefore minority shareholders who are dissatisfied with the conduct of our affairs may not have the same options as to recourse in comparison to the shareholders of a U.S. corporation.

●	We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance; and

●	Mail addressed to the Company at its registered office may be delayed due to forwarding practice.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus and described under “Risk Factors” under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Where You Can Find More Information” and “Incorporation of Information by Reference” of this prospectus.

Risks Related to this Offering

Issuances of securities under this prospectus will cause dilution to existing shareholders, and future offerings under this shelf registration statement may result in additional dilution.

We may issue and sell a substantial number of additional securities pursuant to this prospectus and any applicable prospectus supplement. Any such issuance will dilute the ownership interests of our existing shareholders, and the degree of dilution may be significant depending on the number of securities issued and the prices at which they are sold. Investors purchasing securities in this offering may experience immediate dilution in the net tangible book value of their investment, and existing shareholders may experience dilution in their percentage ownership, voting power and earnings per share.

In addition, the registration statement on Form F-3 of which this prospectus forms a part registers securities that may be offered and sold by us from time to time in one or more future offerings. We may conduct additional offerings under this shelf registration statement, subject to market conditions and applicable regulatory limitations, which could result in further dilution to existing shareholders. Because the timing, size and pricing of any future offerings will be determined at the time of sale, investors will not be able to assess the actual extent of dilution at the time they make an investment decision.

Furthermore, subject to applicable securities laws and regulatory requirements, we have broad discretion to determine the timing, size, pricing and other terms of any offerings conducted under this prospectus and any prospectus supplement. As a result, investors purchasing securities in this offering or in future offerings may not be able to evaluate in advance the economic impact of subsequent issuances, including the dilutive effect on their investment.

The market price of our securities may decline as a result of future issuances of equity securities.

Future issuances of equity securities, including issuances under this prospectus and any applicable prospectus supplement, may dilute existing shareholders and increase the number of our securities available for trading in the public market. As a result, the market price of our securities could decline, and investors who purchase our securities in this offering may not be able to resell their securities at or above the price they paid for them, or at all.

In addition, the anticipation of future issuances of equity securities, even if such issuances do not ultimately occur, may adversely affect the market price of our securities. Any decline in the market price of our securities could result in a loss of all or part of an investor’s investment and may be exacerbated by general market volatility, limited trading liquidity or adverse market conditions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. Forward-looking statements may involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	the potential impact on our business of the economic, political and social conditions of the PRC;

●	any changes in the laws, regulations or rules of the PRC or local province that may affect our operations;

●	our ability to operate as a going concern;

●	the liquidity of our securities;

●	inflation and fluctuations in foreign currency exchange rates;

●	our projections for our return on investment in client projects;

●	the ability to navigate geographic market risks of our eco-friendly construction materials;

●	the ability to maintain a reserve for warranty or defective products or equipment and installation claims;

●	our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

●	our ability to maintain effective supply chain of raw materials and our products or equipment;

●	slowdown or contraction in industries in China in which we operate;

●	our ability to maintain or increase our market share in the competitive markets in which we do business;

●	our ability to diversify our product and service offerings and capture new market opportunities;

●	our estimates of expenses, capital requirements and needs for additional financing and our ability to fund our current and future operations;

●	the costs we may incur in the future from complying with current and future laws and regulations and the impact of any changes in the regulations on our operations; and

●	the loss of key members of our senior management.

You should read thoroughly this prospectus and the documents incorporated by reference or otherwise referred to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus and the documents incorporated by reference into this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors” elsewhere in this prospectus, “Risk Factors” in Item 3.D. to our 2025 Annual Report and incorporated by reference in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference, and the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that filed after the date hereof and incorporated by reference into this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated by reference or otherwise referred to in this prospectus, which we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Offer Statistics and Expected Timetable

We may sell from time to time pursuant to this prospectus (as may be detailed in one or more prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of US$200,000,000. The actual price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to the registration statement of which this prospectus forms a part with a value of more than one-third of the aggregate market value of our Class A Shares held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of our Class A Shares held by non-affiliates is less than US$75,000,000. In the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding Class A Shares held by non-affiliates equals or exceeds US$75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We will state on the cover of each prospectus supplement the amount of our outstanding Class A Shares held by non-affiliates, the amount of securities being offered and the amount of securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we do not currently have any agreements or understandings with third parties to make any material acquisitions of, or investment in, other businesses. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF EQUITY SECURITIES

Information relating to our Shares and certain provisions of ReTo’s M&A is incorporated by reference from our 2025 Annual Report under the caption “Item 10. Additional Information – 10.B. Memorandum and articles of association.” Such information does not purport to be complete and is qualified in its entirety by the provisions of ReTo’s M&A and applicable provisions of the laws of BVI. You should read ReTo’s M&A which was filed as Exhibit 3.1 to our Form 6-K furnished to the SEC on May 13, 2025 for the provisions that are important to you.

The Company is authorized to issue an unlimited number of Shares designated as follows: (a) an unlimited number of Class A Shares and (b) up to a maximum of 2,000,000 Class B Shares, or any combination of the above classes of Shares. As of June 24, 2026, there were 32,879,562 Class A Shares and 1,000,000 Class B Shares outstanding, all of which were fully paid. For a description of the Shares, including the rights and obligations thereto, please refer to our 2025 Annual Report, which are incorporated by reference herein.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our M&A, which have been filed with and are publicly available from the SEC.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into Class A Shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Class A Shares. Any such exchange and / or conversion remains subject to the M&A and the Act, and the terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Class A Shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase Class A Shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. If applicable, the warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

If applicable, the equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants, as applicable, and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

●	Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the appointment of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

If applicable, the debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants, if applicable, and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase the Class A Shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price for the rights;

●	the conditions to the completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which subscription rights are transferable;

●	if applicable, a discussion of the material BVI or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement, subject to the M&A and the Act. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands in order to enjoy the following benefits at the date of this prospectus:

●	political and economic stability, with modern and flexible companies legislation;

●	developed common law legal system with an effective judicial system, including a well-respected commercial court with ultimate appeal to the Privy Council;

●	tax neutrality, meaning the BVI does not add any extra layer of taxes (ie. no income tax, corporation tax or capital gains tax); and

●	the absence of exchange control or currency restrictions, no statutory financial assistance restrictions; and the availability of world-class professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to, the following:

●	the British Virgin Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

There is uncertainty as to whether the courts of the British Virgin Islands would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States (and the British Virgin Islands is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the British Virgin Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that:

●	such courts had proper jurisdiction over the parties subject to such judgment,

●	such courts did not contravene the rules of natural justice of the British Virgin Islands,

●	such judgment was not obtained by fraud,

●	the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands,

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands and

●	there is due compliance with the correct procedures under the laws of the British Virgin Islands.

However, the British Virgin Islands courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the British Virgin Islands to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in mainland China, and substantially all of our assets are located in mainland China. A majority of our current directors and officers are nationals and residents of the PRC and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Our PRC counsel, Yuan Tai Law Offices, has advised us that there is uncertainty as to whether the courts of mainland China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our PRC counsel, Yuan Tai Law Offices, has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the British Virgin Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands.

Anti-money Laundering

In order comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures, and may (among other things) require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the British Virgin Islands knows or suspects (or has reasonable ground for knowing or suspecting) that another person is engaged in money laundering, terrorist financing or proliferating financing and the information or other matter for that knowledge or suspicion (or giving reasonable grounds for such knowledge or suspicion) came to their attention in the course of their trade, profession, business or employment the person will be required to disclose the information or other matter to the Financial Investigation Agency of the British Virgin Islands as soon as reasonably practicable after it comes to their attention, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a disclosure shall not be treated as a breach of any restriction imposed by any enactment or otherwise.

TAXATION

Our 2025 Annual Report provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

Subject to the M&A and the Act, we may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, subject to the M&A and the Act, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the underwriters or dealers and the terms of the transaction, including compensation for the underwriters or dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

SEC Registration Fee		$41,430
FINRA filing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Shares, warrants, debt securities, rights and units, to the extent governed by BVI law, will be passed upon for us by Appleby. Certain legal matters as to PRC law will be passed upon for us by Yuan Tai Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of ReTo Eco-Solutions, Inc. appearing in our 2025 Annual Report for the years ended December 31, 2025 and 2024 have been audited by YCM CPA INC., an independent registered public accounting firms, as set forth in the reports thereon included therein and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our M&A, the Act or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2025, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

We incorporate by reference the documents listed below:

●	our 2025 Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on May 1, 2026;

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on March 4, 2026, May 7, 2026, May 13, 2026, May 14, 2026, May 20, 2026, June 3, 2026, June 5, 2026, June 12, 2026, and June 22, 2026 including all the exhibits thereto;

●	the description of the Company’s common shares contained in the Form 8-A, filed with the SEC on November 28, 2017, and any further amendment or report filed hereafter for the purpose of updating such description; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2025 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: ReTo Eco-Solutions, Inc. c/o Beijing REIT Technology Development Co., Ltd., X-702, Tower A, 60 Anli Road, Chaoyang District, Beijing, People’s Republic of China 100101, telephone number: (+86) 10-64827328.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.retoeco.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We also maintain a corporate website at www.retoeco.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

Additionally, under the Act the holders of our Class A Shares are entitled, upon giving written notice to us, to inspect (i) our M&A, (ii) our register of members, (iii) our register of directors and (iv) minutes of meetings and resolutions of members, and to make copies of, and take extracts from the, these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

ReTo Eco-Solutions, Inc.

US$300,000,000

Class A Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

            , 2026

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with any offering pursuant to this prospectus other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

ReTo Eco-Solutions, Inc.

$38,160,000 of Class A Shares

PROSPECTUS SUPPLEMENT

August 7, 2026